Exhibit 99.1

345 E. Main St.

Warsaw, IN 46580

www.zimmerbiomet.com

Contacts:

Monica Kendrick	Matt Abernethy
574-372-4989	574-371-8042
monica.kendrick@zimmerbiomet.com	matt.abernethy@zimmerbiomet.com

Barbara Goslee 574-371-9449 barb.goslee@zimmerbiomet.com

Zimmer Biomet Reports Certain Preliminary Second Quarter 2017 Results

(WARSAW, IN) July 11, 2017 — Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH), a global leader in musculoskeletal healthcare, today announced that it expects second quarter revenues to be approximately $1.954 billion, which would be an increase of 1.1% over the prior year period, and an increase of 2.1% on a constant currency basis. The Company had previously anticipated second quarter revenues in the range of $1.940 billion to $1.960 billion, with constant currency growth to be in the range of 2.4% to 3.4%. The Company estimates that foreign exchange rates had a favorable impact of 120 basis points relative to what was assumed in second quarter guidance.

Excluding approximately 240 basis points of contribution from the LDR Holding Corporation acquisition, second quarter 2017 revenues are expected to decrease by 1.3%, or a decrease of 0.3% on a constant currency basis, from the second quarter of 2016. This expected constant currency revenue decrease is below the Company’s previously stated guidance range of growth of 0.0% to 1.0% on a similar basis.

“While production output increased at our legacy Biomet manufacturing site in Warsaw, Indiana during the second quarter, certain brands did not achieve targeted production levels as quickly as anticipated. We also experienced slower than expected sales recapture from previously affected customers in the United States,” said Dan Florin, Interim Chief Executive Officer, Senior Vice President and Chief Financial Officer. “As we look toward the second half of 2017, we are focused on restoring full product supply and improving customer engagement, while continuing to progress on our quality enhancement efforts.”

The Company also expects adjusted diluted earnings per share for the second quarter to be at or near the bottom of its previously issued guidance range of $2.08 to $2.13. The Company is unable to provide estimated GAAP (reported) diluted earnings per share results for the second quarter 2017, without unreasonable efforts, as the Company is finalizing the tax accounting related to recently acquired businesses and other certain items that are excluded from the computation of adjusted diluted earnings per share.

Zimmer Biomet will provide further details regarding its second quarter performance and will update its 2017 sales and earnings guidance during the Company’s second quarter earnings call scheduled on Thursday, July 27, 2017. All of the information in this press release is preliminary and subject to completion of quarter-end financial reporting processes and reviews.

About Zimmer Biomet

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer Biomet is a global leader in musculoskeletal healthcare. We design, manufacture and market orthopaedic reconstructive products; sports medicine, biologics, extremities and trauma products; office based technologies; spine, craniomaxillofacial and thoracic products; dental implants; and related surgical products.

We collaborate with healthcare professionals around the globe to advance the pace of innovation. Our products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues. Together with healthcare professionals, we help millions of people live better lives.

We have operations in more than 25 countries around the world and sell products in more than 100 countries. For more information, visit www.zimmerbiomet.com, or follow Zimmer Biomet on Twitter at www.twitter.com/zimmerbiomet.

Website Information

We routinely post important information for investors on our website, www.zimmerbiomet.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this press release.

Note on Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

Preliminary sales change information for the three-month period ended June 30, 2017 is presented on a GAAP (reported) basis and on a constant currency basis, as well as on a basis that excludes the contribution from the Company’s acquisition of LDR Holding Corporation in July 2016. Constant currency rates exclude the effects of foreign currency exchange rates. They are calculated by translating current and prior-period sales at the same predetermined exchange rate. The translated results are then used to determine year-over-year percentage increases or decreases. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release.

Projected diluted earnings per share for the three-month period ended June 30, 2017 is presented on an adjusted basis. Projected adjusted diluted earnings per share excludes the effects of inventory step-up; certain inventory and manufacturing-related charges connected to discontinuing certain product lines, quality enhancement and remediation efforts; special items; intangible asset amortization; any related effects on our income tax provision associated with these items; and other certain tax adjustments. Special items include expenses resulting directly from our business combinations and/or global restructuring, quality and operational excellence initiatives, including employee termination benefits, certain contract terminations, consulting and professional fees, dedicated project personnel, asset impairment or loss on disposal charges and other items. Other certain tax adjustments include internal restructuring transactions that lower the tax rate on deferred tax liabilities recorded on intangible assets recognized as part of acquisition-related accounting or provide the Company access to offshore funds in a tax efficient manner. As noted above, the Company is unable to provide projected diluted earnings per share for the three-month period ended June 30, 2017 on a GAAP (reported) basis, or a reconciliation of such GAAP amount to projected adjusted diluted earnings per share, without unreasonable efforts, as it is finalizing the tax accounting related to recently acquired businesses and other certain items that are excluded from the computation of adjusted diluted earnings per share.

Management uses these non-GAAP financial measures internally to evaluate the performance of the business and believes they are useful measures that provide meaningful supplemental information to investors to consider when evaluating the performance of the Company. Management believes these measures offer the ability to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported operating results, to perform trend analysis, to better identify operating trends that may otherwise be masked or distorted by these types of items and to provide additional transparency of certain items. In addition, certain of these non-GAAP financial measures are used as performance metrics in the Company’s incentive compensation programs.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements that address expectations, plans or projections about the future, including statements about Zimmer Biomet’s expected financial results, growth prospects and business strategy, are forward-looking statements. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. For a list and description of some of such risks and uncertainties, see Zimmer Biomet’s periodic reports filed with the U.S. Securities and Exchange Commission (SEC). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in Zimmer Biomet’s filings with the SEC. Zimmer Biomet disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in its periodic reports. Accordingly, such forward-looking statements speak only as of the date made. Readers of this news release are cautioned not to place undue reliance on these forward-looking statements, since, while management believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this news release.

###

ZIMMER BIOMET HOLDINGS, INC.

PRELIMINARY RECONCILIATION OF REPORTED NET SALES % CHANGE TO

CONSTANT CURRENCY % CHANGE AND

% CHANGE EXCLUDING LDR HOLDING CORPORATION

(unaudited)

	For the Three Months Ended June 30, 2017
	% Change	Foreign Exchange Impact	Constant Currency % Change
Net Sales % Change	1.1%	(1.0)%	2.1%

Impact of LDR Holding Corporation	(2.4)	—	(2.4)

% Change excluding LDR Holding Corporation	(1.3)%	(1.0)%	(0.3)%